Independent Auditors' Consent


To the Shareholders and Board of Trustees of the Smith Barney Muni Funds:

We consent to the use of our report dated May 14, 1996 with respect to the Florida Limited Term Portfolio and Florida Portfolio incorporated herein by reference and to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement.




							KPMG PEAT MARWICK LLP





November 19, 1996
New York, New York